Exhibit 4.4

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	FUTURE ENERGY CORP.

CUSIP 36117C 107

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ________________________________________________________________

is the owner of _________________________________________________________________________ Units.

Each Unit (“Unit”) consists of: (i) one share of common stock, par value $.001 per share (the “Common Stock”), of Future Energy Corp., a Nevada corporation (the “Company”); (ii) one quarter of one share purchase Warrant with each whole Class A Warrant  (the “Class A Warrant”) entitling the holder to purchase an additional share of common stock at a price of $0.50 per share for a period of two years from the date of issuance; and (iii) one half of one share purchase Warrant with each whole Class B Warrant  (the “Class B Warrant”) entitling the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance (the Class A Warrant and the Class B Warrant are collectively referred to as the “Warrants”). No fraction of a Share will be issued upon any exercise of a Warrant.  If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.  The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 20     , between the Company and subscriber (the “Subscriber”), and are subject to the terms and provisions contained therein, all of which terms and provisions the Subscriber consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Company and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

Chairman	Secretary

Future Energy Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

       IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                       Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).